EFFECTIVE March 3, 2006, THE
COMPANYS NAME HAS CHANGED
FROM EPITAN LIMITED TO CLINUVEL
PHARMACEUTICALS LIMITED.
EXHIBIT A
No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
ten deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES
NO PAR VALUE, OF
EPITAN LIMITED
(INCORPORATED UNDER THE LAWS
OF THE COMMONWEALTH OF
AUSTRALIA)
            The Bank of New York, as
depositary (herein called the Depositary),
hereby certifies
that_________________________________
______________________, or registered
assigns IS THE OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares
(herein called Shares) of EpiTan Limited, incorporated under the laws of the Commonwealth of Australia (herein called the Company). At the date hereof, each American Depositary Share represents ten
Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal
Melbourne office of either Australia and New Zealand Banking Group Limited or
National Australia Bank Limited (herein
called the Custodian).  The Depositarys
Corporate Trust Office is located at a
different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is located at One Wall Street, New York, N.Y.
10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
            This American Depositary
Receipt is one of an issue (herein called
Receipts), all issued and to be issued upon
the terms and conditions set forth in the
deposit agreement, dated as of June 30,
2004, as the same may be amended from
time to time in accordance with its terms
(the Deposit Agreement), by and among the
Company, the Depositary, and all Owners
and Beneficial Owners from time to time of
Receipts issued thereunder, each of whom
by accepting a Receipt or any interest
therein agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and
Beneficial Owners of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
            The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by and
subject to the detailed provisions of the
Deposit Agreement, to which reference is
hereby made.  Capitalized terms defined in
the Deposit Agreement and not defined
herein shall have the meanings set forth in
the Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
            Upon surrender at the
Corporate Trust Office of the Depositary of
this Receipt, and upon payment of the fee of
the Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities may
be made by the delivery of (a) certificates in
the name of the Owner hereof or as ordered
by him or certificates properly endorsed or
accompanied by proper instruments of
transfer and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
            The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require
payment from the depositor of the Shares or
the presentor of the Receipt of a sum
sufficient to reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in this Receipt, may require
the production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary may
establish consistent with the provisions of
the Deposit Agreement or this Receipt,
including, without limitation, this Article 3.
            The delivery of Receipts
against deposit of Shares generally or
against deposit of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to the provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may not
be suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges, and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares which would be required to be
registered under the provisions of the
Securities Act of 1933 for the public offer
and sale thereof in the United States unless a
registration statement is in effect as to such
Shares for such offer and sale.
4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
            If any tax or other
governmental charge shall become payable
with respect to any Receipt or any Deposited
Securities represented hereby, such tax or
other governmental charge shall be payable
by the Owner or Beneficial Owner hereof to
the Depositary.  The Depositary may refuse
to effect any transfer of this Receipt or any
withdrawal of Deposited Securities
represented by American Depositary Shares
evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell
for the account of the Owner or Beneficial
Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner or
Beneficial Owner hereof shall remain liable
for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
            Every person depositing
Shares under the Deposit Agreement shall
be deemed thereby to represent and warrant
that such Shares and each certificate therefor
are validly issued, fully paid, non-
assessable, and were not issued in violation
of any preemptive or similar rights of the
holders of outstanding Shares and that the
person making such deposit is duly
authorized so to do.  Every such person shall
also be deemed to represent that such Shares
are not, and American Depositary Shares
representing such Shares would not be,
Restricted Securities.  Such representations
and warranties shall survive the deposit of
Shares and delivery of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
            Any person presenting Shares
for deposit or any Owner or Beneficial
Owner of a Receipt may be required from
time to time to file with the Depositary or
the Custodian such proof of citizenship or
residence, exchange control approval, or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in Australia that is
then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
            The Company agrees to pay
the fees, reasonable expenses and out-of-
pocket charges of the Depositary and those
of any Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
            The following charges shall
be incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement), or by Owners, as
applicable: (1) taxes and other governmental
charges, (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Company or
Foreign Registrar and applicable to transfers
of Shares to the name of the Depositary or
its nominee or the Custodian or its nominee
on the making of deposits or withdrawals
under the terms of the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement, (4) such
expenses as are incurred by the Depositary
in the conversion of foreign currency
pursuant to Section 4.05 of the Deposit
Agreement, (5) a fee of $5.00 or less per 100
American Depositary Shares (or portion
thereof) for the execution and delivery of
Receipts pursuant to Section 2.03, 4.03 or
4.04 of the Deposit Agreement and the
surrender of Receipts pursuant to
Section 2.05 or 6.02 of the Deposit
Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to Sections 4.01 through 4.04 of
the Deposit Agreement, (7) a fee for the
distribution of securities pursuant to
Section 4.02 of the Deposit Agreement, such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares), but which securities are
instead distributed by the Depositary to
Owners, (8) ) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services, which will
accrue on the last day of each calendar year
and will be payable as provided in clause 9
below; provided, however, that no fee will
be assessed under this clause 8 to the extent
that a fee of $.02 was charged pursuant to
clause 6 above during that calendar year and
(9) any other charges payable by the
Depositary, any of the Depositarys agents,
including the Custodian, or the agents of the
Depositarys agents in connection with the
servicing of Shares or other Deposited
Securities (which charge shall be assessed
against Owners as of the date or dates set by
the Depositary in accordance with Section
4.06 of the Deposit Agreement and shall be
collected at the sole discretion of the
Depositary by billing such Owners for such
charge or by deducting such charge from
one or more cash dividends or other cash
distributions).
            The Depositary, subject to
Article 8 hereof, may own and deal in any
class of securities of the Company and its
affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
            Notwithstanding Section 2.03
of the Deposit Agreement, the Depositary
may execute and deliver Receipts prior to
the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement (a Pre-
Release).  The Depositary may, pursuant to
Section 2.05 of the Deposit Agreement,
deliver Shares upon the receipt and
cancellation of Receipts which have been
Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts or Shares
are to be delivered that such person, or its
customer, owns the Shares or Receipts to be
remitted, as the case may be, (b) at all times
fully collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares represented by American
Depositary Shares which are outstanding at
any time as a result of Pre-Releases will not
normally exceed thirty percent (30%) of the
Shares deposited under the Deposit
Agreement; provided, however, that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
            The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.
9.	TITLE TO RECEIPTS.
            It is a condition of this
Receipt and every successive Owner and
Beneficial Owner of this Receipt by
accepting or holding the same consents and
agrees, that title to this Receipt when
properly endorsed or accompanied by proper
instruments of transfer, is transferable by
delivery with the same effect as in the case
of a negotiable instrument under the laws of
New York; provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the person in whose
name this Receipt is registered on the books
of the Depositary as the absolute owner
hereof for the purpose of determining the
person entitled to distribution of dividends
or other distributions or to any notice
provided for in the Deposit Agreement or
for all other purposes.
10.	VALIDITY OF RECEIPT.
            This Receipt shall not be
entitled to any benefits under the Deposit
Agreement or be valid or obligatory for any
purpose, unless this Receipt shall have been
executed by the Depositary by the manual or
facsimile signature of a duly authorized
signatory of the Depositary and, if a
Registrar for the Receipts shall have been
appointed, countersigned by the manual
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
            The Company currently
furnishes the Securities and Exchange
Commission (hereinafter called the
Commission) with certain public reports and
documents required by foreign law or
otherwise under Rule 12g3-2(b) under the
Securities Exchange Act of 1934.  Such
reports and documents will be available for
inspection and copying by Owners and
Beneficial Owners at the public reference
facilities maintained by the Commission
located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
            The Depositary will make
available for inspection by Owners of
Receipts at its Corporate Trust Office any
reports and communications, including any
proxy soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts copies of such
reports when furnished by the Company
pursuant to the Deposit Agreement.  Any
such reports and communications, including
any such proxy soliciting material, furnished
to the Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
            The Depositary will keep
books, at its Corporate Trust Office, for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
            Whenever the Depositary
receives any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary will, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into dollars and will distribute
the amount thus received (net of the fees and
expenses of the Depositary as provided in
Section 5.09 of the Deposit Agreement) to
the Owners of Receipts entitled thereto;
provided, however, that in the event that the
Company or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect
of any Deposited Securities an amount on
account of taxes, the amount distributed to
the Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
            Subject to the provisions of
Sections 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.01, 4.03
or 4.04 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees
and expenses of the Depositary as provided
in Section 5.09 of the Deposit Agreement)
will be distributed by the Depositary to the
Owners of Receipts entitled thereto all in the
manner and subject to the conditions
described in Section 4.01 of the Deposit
Agreement.
            If any distribution consists of
a dividend in, or free distribution of, Shares,
the Depositary may distribute to the Owners
of outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Section 5.09 of
the Deposit Agreement.  In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case, the Depositary will
sell the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement.  If additional
Receipts are not so distributed, each
American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
            In the event that the
Depositary determines that any distribution
in property (including Shares and rights to
subscribe therefor) is subject to any tax or
other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary deems necessary
and practicable to pay any such taxes or
charges, and the Depositary shall distribute
the net proceeds of any such sale after
deduction of such taxes or charges to the
Owners of Receipts entitled thereto.
13.	RIGHTS.
            In the event that the
Company shall offer or cause to be offered
to the holders of any Deposited Securities
any rights to subscribe for additional Shares
or any rights of any other nature, the
Depositary shall, after consultation with the
Company, have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary may distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
            In circumstances in which
rights would otherwise not be distributed, if
an Owner of Receipts requests the
distribution of warrants or other instruments
in order to exercise the rights allocable to
the American Depositary Shares of such
Owner hereunder, the Depositary will make
such rights available to such Owner upon
written notice from the Company to the
Depositary that (a) the Company has elected
in its sole discretion to permit such rights to
be exercised and (b) such Owner has
executed such documents as the Company
has determined in its sole discretion are
reasonably required under applicable law.
            If the Depositary has
distributed warrants or other instruments for
rights to all or certain Owners, then upon
instruction from such an Owner pursuant to
such warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the
Deposit Agreement, execute and deliver
Receipts to such Owner; provided, however,
that in the case of a distribution pursuant to
the preceding paragraph, such deposit shall
be made, and depositary shares shall be
delivered, under  depositary arrangements
which provide for issuance of depositary
receipts subject to the appropriate
restrictions on sale, deposit, cancellation,
and transfer under applicable United States
laws.
            If the Depositary determines
in its discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners, it may sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasiblely
make such rights available, and allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.09 of the Deposit Agreement
and all taxes and governmental charges
payable in connection with such rights and
subject to the terms and conditions of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any Receipt or
otherwise.
            Except as otherwise provided
in the third preceding paragraph, the
Depositary will not offer rights to Owners
unless both the rights and the securities to
which such rights relate are either exempt
from registration under the Securities Act of
1933 with respect to a distribution to all
Owners or are registered under the
provisions of such Act.  Nothing in the
Deposit Agreement shall create any
obligation on the part of the Company to file
a registration statement with respect to such
rights or underlying securities or to endeavor
to have such a registration statement
declared effective.  If an Owner of Receipts
requests the distribution of warrants or other
instruments, notwithstanding that there has
been no such registration under such Act,
the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United States
for the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
            The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
            Whenever the Depositary or
the Custodian shall receive foreign currency,
by way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted, by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants or instruments
upon surrender thereof for cancellation.
Such distribution may be made upon an
averaged or other practicable basis without
regard to any distinctions among Owners on
account of exchange restrictions, the date of
delivery of any Receipt or otherwise and
shall be net of any expenses of conversion
into Dollars incurred by the Depositary as
provided in Section 5.09 of the Deposit
Agreement.
            If such conversion or
distribution can be effected only with the
approval or license of any government or
agency thereof, the Depositary shall apply
for that approval or license if; in its
judgment, that approval or license is
obtainable without unreasonable effort or
expense.
            If at any time the Depositary
shall determine that in its judgment any
foreign currency received by the Depositary
or the Custodian is not convertible on a
reasonable basis into Dollars transferable to
the United States, or if any approval or
license of any government or agency thereof
which is required for such conversion is
denied or in the opinion of the Depositary is
not obtainable, or if any such approval or
license is not obtained within a reasonable
period as determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
            If any such conversion of
foreign currency, in whole or in part, cannot
be effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
            Whenever any cash dividend
or other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
issued with respect to the Deposited
Securities, or whenever the Depositary shall
receive notice of any meeting of holders of
Shares or other Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a record
date, which shall be the same as, or as near
as practical to, any corresponding record
date set by the Company with respect to
Deposited Securities, (a) for the
determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof, (ii) entitled to
give instructions for the exercise of voting
rights at any such meeting or (iii)
responsible for any fees or charges assessed
by the Depositary pursuant to the Deposit
Agreement, or (b) on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
            Upon receipt from the
Company of notice of any meeting or
solicitation of proxies or consents of holders
of Shares or other Deposited Securities,  the
Depositary shall,  if requested in writing by
the Company, as soon as practicable
thereafter, mail to the Owners of Receipts a
notice, the form of which notice shall, after
consultation with the Company, be in the
sole discretion of the Depositary, which
shall contain (a) such information as is
contained in such notice of meeting received
by the Depositary from the Company, (b) a
statement that the Owners of Receipts as of
the close of business on a specified record
date will be entitled, subject to any
applicable provision of law and of the
articles of association or similar document
of the Company, to instruct the Depositary
as to the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose, the Depositary shall endeavor
insofar as practicable to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipt in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to
such Shares or other Deposited Securities,
other than in accordance with such
instructions.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
            In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for
or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited Securities,
the right to receive the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.
In any such case the Depositary may execute
and deliver additional Receipts as in the case
of a dividend in Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
            Neither the Depositary nor
the Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Beneficial Owner if, by reason of any
provision of any present or future law or
regulation of the United States or any other
country, or of any other governmental or
regulatory authority, or by reason of any
provision, present or future, of the articles of
association or similar document of the
Company, or by reason of any provision of
any securities issued or distributed by the
Company, or any offering or distribution
thereof, or by reason of any act of God or
war or terrorism or other circumstances
beyond its control, the Depositary or the
Company shall be prevented, delayed or
forbidden from or be subject to any civil or
criminal penalty on account of doing or
performing any act or thing which by the
terms of the Deposit Agreement or
Deposited Securities it is provided shall be
done or performed; nor shall the Depositary
or the Company or any of their respective
directors, employees, agents or affiliates
incur any liability to any Owner or
Beneficial Owner of a Receipt by reason of
any non-performance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Section 4.01, 4.02 or
4.03 of the Deposit Agreement, or an
offering or distribution pursuant to
Section 4.04 of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in or prosecute any action, suit, or
other proceeding in respect of any Deposited
Securities or in respect of the Receipts on
behalf of any Owner, Beneficial Owner or
other person, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or Beneficial Owner
of a Receipt, or any other person believed by
it in good faith to be competent to give such
advice or information.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such action
or nonaction is in good faith.  The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with a matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue
out of which such potential liability arises,
the Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  No disclaimer of
liability under the Securities Act of 1933 is
intended by any provision of the Deposit
Agreement.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
            The Depositary may at any
time resign as Depositary by written notice
of its election so to do delivered to the
Company, such resignation to take effect
upon the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  The Depositary may at any
time be removed by the Company by 120
days prior written notice of such removal, to
become effective upon the later of (i) the
120th day after delivery of the notice to the
Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may, after consultation with the Company
to the extent practical, appoint a substitute or
additional custodian or custodians.
20.	AMENDMENT.
            The form of the Receipts and
any provisions of the Deposit Agreement
may at any time and from time to time be
amended by agreement between the
Company and the Depositary without the
consent of Owners or Beneficial Owners in
any respect which they may deem necessary
or desirable.  Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees and cable, telex or
facsimile transmission costs, delivery costs
or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner and Beneficial
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt
or any interest therein, to consent and agree
to such amendment and to be bound by the
Deposit Agreement as amended thereby.  In
no event shall any amendment impair the
right of the Owner of any Receipt to
surrender such Receipt and receive therefor
the Deposited Securities represented thereby
except in order to comply with mandatory
provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
            The Depositary at any time at
the direction of the Company, shall
terminate the Deposit Agreement by mailing
notice of termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of termination to the Company and
the Owners of all Receipts then outstanding
if at least 60 days have passed since the
Depositary delivered to the Company a
written notice of its election to resign and a
successor depositary has not been appointed
and accepted its appointment as provided in
the Deposit Agreement.  On and after the
date of termination, the Owner of a Receipt
will, upon (a) surrender of such Receipt at
the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.05 of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case,
the fee of the Depositary for the surrender of
a Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.
22.	SUBMISSION TO
JURISDICTION; WAIVER OF
IMMUNITIES.
            In the Deposit Agreement,
the Company has (i) appointed Corporation
Service Company, 1133 Avenue of the
Americas, Suite 3100, New York, New
York 10036, in the State of New York, as the Companys authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or this Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
            To the extent that the
Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

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